EQUITY DISTRIBUTION SALES AGREEMENT AMENDMENT

This Equity Distribution Sales Agreement Amendment (the "Amendment") is entered into as of October 3, 2019, among Black Hills Corporation, a South Dakota corporation (the "Company") and MUF'G Securities Americas Inc., BofA Securities, Inc. (formerly known as Merrill Lynch, Pierce, Fenner & Smith Incorporated) and Morgan Stanley & Co. LLC, as sales agent and/or principal (each, an "Agent"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Amended and Restated Equity Distribution Sales
Agreement among the Company and the Agents, dated August 4, 2017 (the "Agreement").

WHEREAS, each of the parties hereto wishes to amend the Agreement in the manner set forth below;

NOW, THEREFORE, the parties hereby agree as follows:

1.	The following text shall be added in its entirety to the Agreement.

Section 18. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 18:

(i)    "BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. $ 1841(k);

(ii)     "Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) "Covered bank" as that term is defined in, and interpreted in accordance with,12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)     "Default Right' has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)     "U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

2.
On and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," 'hereof' or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Amendment.

3.	The Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

4.
This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to its choice of law provisions.

5.	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

6.
No amendment or waiver of any provision of this Amendment, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

Very truly yours,

BLACK HILLS CORPORATION

By: /s/ Richard Kinzley
Name: Richard Kinzley
Title: Senior Vice President and Chief Financial Officer